UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2019

Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8403 Colesville Road
Silver Spring, Maryland 20910
(Address of principal executive offices, including zip code)

240-662-2000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
_
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 8, 2019, the 2019 Annual Meeting of Stockholders of Discovery, Inc. (the “Company”) was held at 455 Madison Avenue, New York, New York. The following are the results of the voting on the proposals submitted to stockholders at the Annual Meeting.

1.    Stockholders elected each of the Company’s six nominees for director, three elected by the holders of shares of our Series A common stock and Series B common stock voting together as a single class, and three elected by the holders of shares of our Series A convertible preferred stock voting separately as a class, as set forth below:

Director Nominees Elected by Holders of Shares of Series A Common Stock and Series B Common Stock as Class II Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Paul A. Gould	110,605,132	75,652,067	15,908,821
Kenneth W. Lowe	111,616,448	74,640,751	15,908,821
Daniel E. Sanchez	143,822,071	42,435,128	15,908,821

Director Nominees Elected by Holders of Series A Convertible Preferred Stock

Name	Votes For	Votes Withheld	Broker Non-Votes
S. Decker Anstrom	7,852,582	0	0
Robert J. Miron	7,852,582	0	0
Steven A. Miron	7,852,582	0	0

2.    Stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2019, as set forth below:

Votes For	Votes Against	Abstentions
269,719,101	2,929,588	190,573

3.    Stockholders did not approve, the Stockholder proposal regarding simple majority vote, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
91,372,199	165,263,089	295,153	15,908,821

4.     Stockholders did not approve, the Stockholder proposal regarding disclosure of diversity and qualifications of Discovery, Inc. directors and director candidates, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,272,469	252,384,886	273,086	15,908,821

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Discovery, Inc.

Date: May 10, 2019	By:	/s/ Bruce Campbell
Bruce Campbell
Chief Development, Distribution & Legal Officer